UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2023
Federal National Mortgage Association
(Exact name of registrant as specified in its charter)
 Fannie Mae

Federally chartered corporation	0-50231	52-0883107	1100 15th Street, NW			800	232-6643
			Washington,	DC	20005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)	(Address of principal executive offices, including zip code)			(Registrant’s telephone number, including area code)
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of New Director
On June 2, 2023, Chetlur S. Ragavan was appointed to the Board of Directors of Fannie Mae (formally, the Federal National Mortgage Association), effective as of that date. The Board’s appointment of Mr. Ragavan is until the earliest of: (1) the third anniversary of the effective date of his appointment while Fannie Mae is in conservatorship; (2) the date on which he resigns or is removed by the conservator while Fannie Mae is in conservatorship; or (3) the date on which his successor is elected at an annual meeting of stockholders in accordance with the Bylaws.
Mr. Ragavan has been appointed to serve on the Nominating and Corporate Governance Committee and the Risk Policy and Capital Committee of Fannie Mae’s Board of Directors.
Mr. Ragavan, age 69, is the Founder and Principal of Risk Response LLC, which provides risk advisory and consulting services to global financial institutions. Previously, Mr. Ragavan was Executive Vice President and Chief Risk Officer of Voya Financial, Inc. (formerly known as ING U.S., Inc.) from January 2014 until his retirement in April 2019. From 2008 to 2014, he served as Managing Director and Chief Risk Officer for Voya Investment Management. Prior to joining Voya Financial, Mr. Ragavan was Managing Director and Co-Head of the Portfolio Analytics Group for BlackRock from 2006 to 2008. He began his career at Merrill Lynch in 1980 and held several senior leadership roles during his 26-year career with the company, including as Managing Director and Global Head of Fixed-Income Research of Merrill Lynch Investment Managers from 2000 to 2006 and as Managing Director and Head of Risk Management of Merrill Lynch Asset Management from 1992 to 2000.
Mr. Ragavan has served on the Board of Directors of CNO Financial Group, Inc. since May 2021, where he is currently Chair of the Audit and Enterprise Risk Committee and a member of the Investment Committee of the Board. He also serves on the Board of the Council for Economic Education. Mr. Ragavan is a Chartered Financial Analyst.
Based on its review of the relevant facts and circumstances, Fannie Mae’s Board of Directors determined that Mr. Ragavan is an independent director.
Director Compensation
Mr. Ragavan will be paid compensation as a director as described in our annual report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission on February 14, 2023, under the heading “Executive Compensation—Compensation Tables and Other Information—Director Compensation,” which description is incorporated herein by reference.
Indemnification Agreement
Fannie Mae is entering into an indemnification agreement with Mr. Ragavan, the form of which was filed as Exhibit 10.3 to our annual report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission on February 14, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL NATIONAL MORTGAGE ASSOCIATION

By	/s/ Wells M. Engledow
Wells M. Engledow
Enterprise Deputy General Counsel—Senior Vice President
Date: June 5, 2023
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